Exhibit 10.4

AMBIQ MICRO, INC.

STOCK OPTION GRANT NOTICE

2010 EQUITY INCENTIVE PLAN

Ambiq Micro, Inc. (the “Company”), pursuant to its 2010 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Option Agreement, the Plan, and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:	«Optionholder»
Date of Grant:	«GrantDate»
Vesting Commencement Date:	«VCdate»
Number of Shares Subject to Option:	«Shares»
Exercise Price (Per Share):	«Price»
Total Exercise Price:	«Total»
Expiration Date:	«Expire»

Type of Grant:	☐ Incentive Stock Option[1]	☐ Nonstatutory Stock Option
Exercise Schedule:	☐ Same as Vesting Schedule	☐ Early Exercise Permitted

Vesting Schedule:	[One-fourth (1/4th) of the shares subject to the option shall vest on the one (1) year anniversary of the Vesting Commencement Date and thereafter the remaining 75% of the shares subject to the option shall vest in equal monthly installments over the next thirty-six (36) months, subject to Optionholder’s Continuous Service as of each such date.]

Payment:	By one or a combination of the following methods of payment (described in the Option Agreement): (i) Cash, check, bank draft or money order payable to the Company; (ii) Pursuant to a Regulation T Program (cashless exercise) if the shares are publicly traded; or (iii) one or more of the following methods IF the box opposite such method is checked by the Company:

☐ Delivery of already-owned shares if the shares are publicly traded

☐ Net exercise

☐ Deferred Payment

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

[1]

If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.

AMBIQ MICRO, INC.	OPTIONHOLDER:

By:
Signature	Signature

Title:	Date:
Date:

ATTACHMENTS: Option Agreement, 2010 Equity Incentive Plan and Notice of Exercise

ATTACHMENT I

OPTION AGREEMENT

AMBIQ MICRO, INC.

2010 EQUITY INCENTIVE PLAN

OPTION AGREEMENT

(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Ambiq Micro, Inc. (the “Company”) has granted you an option under its 2010 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3. EXERCISE RESTRICTION FOR NON-EXEMPT EMPLOYEES. In the event that you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (i.e., a “Non-Exempt Employee”), you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant specified in your Grant Notice, notwithstanding any other provision of your option.

4. EXERCISE PRIOR TO VESTING (“EARLY EXERCISE”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates “Early Exercise Permitted”) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the unvested portion of your option; provided, however, that:

(a) a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

(b) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement;

(c) you shall enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(d) if your option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to which your option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), your option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

5. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(c) By a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from you to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; and provided, further, that shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter to the extent that (1) shares are used to pay the exercise price pursuant to the “net exercise,” (2) shares are delivered to you as a result of such exercise, and (3) shares are withheld to satisfy tax withholding obligations. By electing a “net exercise” arrangement, you agree to waive any right you may have to contest the Board of Directors’ determination of Fair Market Value.

(d) Pursuant to the following deferred payment alternative:

(i) Not less than one hundred percent (100%) of the aggregate exercise price, plus accrued interest, shall be due four (4) years from date of exercise or, at the Company’s election, upon termination of your Continuous Service.

(ii) Interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the classification of your option as a liability for financial accounting purposes.

(iii) In order to elect the deferred payment alternative, you must, as a part of your written notice of exercise, give notice of the election of this payment alternative and, in order to secure the payment of the deferred exercise price to the Company hereunder, if the Company so requests, you must tender to the Company a promissory note and a pledge agreement covering the purchased shares of Common Stock, both in form and substance satisfactory to the Company, or such other or additional documentation as the Company may request.

6. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

7. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

8. TERM. You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a) immediately upon the termination of your Continuous Service for Cause;

(b) three (3) months after the termination of your Continuous Service for any reason other than Cause, Disability or death, provided that if during any part of such three (3)-month period you may not exercise your option solely because of the condition set forth in the preceding paragraph relating to “Securities Law Compliance,” your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

(c) twelve (12) months after the termination of your Continuous Service due to your Disability;

(d) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause;

(e) the Expiration Date indicated in your Grant Notice; or

(f) the day before the tenth (10th) anniversary of the Date of Grant.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or your permanent and total disability, as defined in Section 22(e)(3) of the Code. (The definition of disability in Section 22(e)(3) of the Code is different from the definition of the Disability under the Plan). The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment with the Company or an Affiliate terminates.

9. EXERCISE.

(a) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

(c) If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

(d) By exercising your option, you agree to be bound by the provisions of, and execute a counterpart signature to, the (i) Third Amended and Restated Voting Agreement, dated as of November 7, 2014, as such agreement may be amended from time to time (the “Voting Agreement”) and (ii) Third Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of November 7, 2014, as such agreement may be amended from time to time (the “Co-Sale Agreement”), and to be deemed a “Stockholder” or “Key Holder”, as applicable, under the Voting Agreement and Co-Sale Agreement for purposes thereof. Copies of the Voting Agreement and Co-Sale Agreement are available for your inspection upon request.

(e) By exercising your option you agree that you shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with FINRA Rule 2711 or NYSE Member Rule 472 and similar rules and regulations (the “Lock-Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 9(e) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

10. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option. In addition, if permitted by the Company you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the option is held by trust, provided that you and the trustee enter into a transfer and other agreements required by the Company.

11. RIGHT OF FIRST REFUSAL. Shares of Common Stock that you acquire upon exercise of your option are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right; provided, however, that if your option is an Incentive Stock Option and the right of first refusal described in the Company’s bylaws in effect at the time the Company elects to exercise its right is more beneficial to you than the right of first refusal described in the Company’s bylaws on the Date of Grant, then the right of first refusal described in the Company’s bylaws on the Date of Grant shall apply. The Company’s right of first refusal shall expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system.

12. RIGHT OF REPURCHASE. To the extent provided in the Company’s bylaws in effect at such time the Company elects to exercise its right, the Company shall have the right to repurchase all or any part of the shares of Common Stock you acquire pursuant to the exercise of your option.

13. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

14. WITHHOLDING OBLIGATIONS.

(a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

15. TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You shall not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option. Because the Common Stock is not traded on an established securities market, the Fair Market Value is determined by the Board, perhaps in consultation with an independent valuation firm retained by the Company. You acknowledge that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board, and you shall not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the Internal Revenue Service.

16. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

17. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

ATTACHMENT II

2010 EQUITY INCENTIVE PLAN

[Reference is made to the 2010 Equity Incentive Plan filed separately]

ATTACHMENT III

NOTICE OF EXERCISE

NOTICE OF EXERCISE

Ambiq Micro, Inc.

6500 River Place Boulevard

Building 7, Suite 200

Austin, Texas 78730

Date of Exercise: _______________

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Stock option dated:

Number of shares as to which option is exercised:

Certificates to be issued in name of:

Total exercise price:	$_____________________

Cash payment delivered herewith:	$_____________________

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2010 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within 15 days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two years after the date of grant of this option or within one year after such shares of Common Stock are issued upon exercise of this option. I further agree that, as a condition to this exercise, I will execute counterpart signature pages to the Fifth Amended and Restated Voting Agreement, dated as of May 29, 2018, as such agreement may be amended from time to time (the “Voting Agreement”), and the Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of May 29, 2018, as such agreement may be amended from time to time (the “Co-Sale Agreement”), which place certain restrictions on the sale and transfer of the shares underlying my option. I further agree to be bound by the terms of the Voting Agreement and Co-Sale Agreement, at which time I shall be deemed a “Stockholder” or “Key Holder” thereunder for the purposes thereof.

I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge that I will not be able to resell the Shares for at least ninety days (90) after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Articles of Incorporation, Bylaws and/or applicable securities laws.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with FINRA Rule 2711 or NYSE Member Rule 472 and similar rules and regulations (the “Lock-Up Period”). I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,

International

AMBIQ MICRO, INC.

STOCK OPTION GRANT NOTICE

(2010 EQUITY INCENTIVE PLAN)

Ambiq Micro, Inc. (the “Company”), pursuant to its 2010 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth in this Stock Option Grant Notice (the “Grant Notice”), the attached Option Agreement (the “Option Agreement”), the Plan, and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Option Agreement will have the same definitions as in the Plan or the Option Agreement. If there is any conflict between the terms herein and the Plan, the terms of the Plan will control.

Optionholder:	«Optionholder»
Date of Grant:	«GrantDate»
Vesting Commencement Date:	«VCdate»
Number of Shares Subject to Option:	«Shares»
Exercise Price (US$ Per Share):	«Price»
Total Exercise Price (US$):	«Total»
Expiration Date:	«Expire»

Type of Grant:	Nonstatutory Stock Option

Exercise Schedule:	Same as Vesting Schedule

Vesting Schedule:	[One-fourth (1/4th) of the shares subject to the option shall vest on the one (1) year anniversary of the Vesting Commencement Date and thereafter the remaining 75% of the shares subject to the option shall vest in equal monthly installments over the next thirty-six (36) months, subject to Optionholder’s Continuous Service as of each such date.]

Payment:	In cash or by check, bank draft or money order payable to the Company.

Additional Terms/Acknowledgements: Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Agreement, and the Plan. Optionholder acknowledges and agrees that this Stock Option Grant Notice and the Option Agreement may not be modified, amended or revised except as provided in the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding this option award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) options previously granted and delivered to Optionholder, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this option upon the terms and conditions set forth therein.

By accepting this option, Optionholder consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

1.

AMBIQ MICRO, INC.		OPTIONHOLDER:

By:
	Signature	Signature

Title:	Date:

Date:	Address/Country:

ATTACHMENTS: Option Agreement, 2010 Equity Incentive Plan and Notice of Exercise

2.

ATTACHMENT I

OPTION AGREEMENT

1.

AMBIQ MICRO, INC.

2010 EQUITY INCENTIVE PLAN

OPTION AGREEMENT

(NONSTATUTORY STOCK OPTION; INTERNATIONAL)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement (this “Option Agreement”), Ambiq Micro, Inc. (the “Company”) has granted you an option under its 2010 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in this Option Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1. VESTING. Your option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share in your Grant Notice will be adjusted for Capitalization Adjustments.

3. EXERCISE PRIOR TO VESTING (“EARLY EXERCISE”). This option may not be exercised prior to vesting.

4. METHOD OF PAYMENT. Payment of the exercise price (including any Withholding Taxes, defined below) is due in full upon exercise of all or any part of your option. All amounts due are payable in United States dollars calculated by reference to the local currency to United States dollar exchange rate published in the Wall Street Journal on the date of exercise (or if the date of exercise is not a business day in the United States, the next available business day in the United States).You may elect to make payment of the exercise price in cash or by check, wire transfer or money order (to the extent permitted by applicable law).

5. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

6. SECURITIES LAW COMPLIANCE. In no event may you exercise your option unless the shares of Common Stock issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with all other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations. You understand that the Company is under no obligation to register or qualify the shares of Common Stock with any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, you agree that the Company shall have unilateral authority to amend the Plan and the Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.

7. TERM. You may not exercise your option before the Date of Grant or after the expiration of the option’s term. The term of your option expires, subject to the provisions of Section 5(h) of the Plan, upon the earliest of the following:

(a) immediately upon the termination of your Continuous Service for Cause;

(b) three (3) months after the termination of your Continuous Service for any reason other than Cause, your Disability or your death (except as otherwise provided in Section 8(d) below); provided, however, that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in the section above relating to “Securities Law Compliance,” your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

(c) twelve (12) months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 8(d)) below;

(d) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause;

(e) the Expiration Date indicated in your Grant Notice; and

(f) the day before the tenth (10th) anniversary of the Date of Grant. For purposes of your option, the date on which the termination of your Continuous Service occurs will be determined in accordance with Section 17(h) below.

8. EXERCISE.

(a) You may exercise the vested portion of your option during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise and (ii) paying the exercise price and any applicable Withholding Taxes to the Company’s Secretary, stock plan administrator, or such other person as the Company may designate, together with such additional documents as the Company may then require.

(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any Withholding Taxes of the Company arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (iii) the disposition of shares of Common Stock acquired upon such exercise.

9. MARKET STAND OFF. By exercising your option you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company (filed in the US under the Securities Act or similar regulations in such applicable jurisdiction) or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rules or regulations (the “Lock-Up Period”); provided,

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however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 9. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 9 and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

10. TRANSFERABILITY. Except as otherwise provided in this Section 10, your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle option exercises, designate a third party who, on your death, will thereafter be entitled to exercise this option and receive the shares of Common Stock or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise this option and receive, on behalf of your estate, the shares of Common Stock or other consideration resulting from such exercise.

11. RIGHT OF FIRST REFUSAL. Shares of Common Stock that you acquire upon exercise of your option are subject to any right of first refusal that may be described in the Company’s Bylaws in effect at such time the Company elects to exercise its right. The Company’s right of first refusal will expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system.

12. RIGHT OF REPURCHASE. To the extent provided in the Company’s Bylaws in effect at such time the Company elects to exercise its right, the Company will have the right to repurchase all or any part of the shares of Common Stock you acquire pursuant to the exercise of your option. In addition, the Company will have the right to repurchase all of the shares of Common Stock you acquire pursuant to the exercise of your option upon termination of your Continuous Service for Cause. Such repurchase will be at the exercise price you paid to acquire the shares and will be effected pursuant to such other terms and conditions, and at such time, as the Company shall determine.

13. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

14. WITHHOLDING OBLIGATIONS.

(a) You acknowledge that, regardless of any action taken by the Company or, if different, your employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Withholding Taxes”), is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer make no representations or undertakings regarding the treatment of any Withholding Taxes in connection with any aspect of your option, including, but not limited to, the grant, vesting or exercise of the option, the subsequent sale of shares of Common Stock acquired pursuant

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to such exercise and the receipt of any dividends. Further, if you are subject to Withholding Taxes in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Withholding Taxes in more than one jurisdiction. In those jurisdictions where it is legal for you to pay or bear liability for Employer’s social security or social insurance charges, “Withholding Taxes” shall include such Employer charges and you hereby agree to pay them.

(b) You acknowledge and agree that it is your sole responsibility, and not the Company’s or the Employer’s responsibility, to make any and all required tax filings, regulatory filings and foreign exchange related filings with respect to your option, whether such filings are due upon grant, vesting, exercise, receipt or sale of the shares of Common Stock you acquire pursuant to the exercise of your option or the receipt of any dividends.

(c) Prior to the relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Withholding Taxes. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Withholding Taxes by withholding from payroll and any other amounts payable to you, including any proceeds due to you from the sale of shares of Common Stock acquired at exercise of the option either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization) without further consent.

(d) Upon your request and subject to approval by the Company and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(e) You may not exercise your option unless all obligations of the Company and/or any Affiliate for Withholding Taxes are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company will have no obligation to issue a certificate for such shares of Common Stock unless such obligations are satisfied.

15. TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code (if applicable) only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option. Because the Common Stock is not traded on an established securities market, the Fair Market Value is determined by the Board, perhaps in consultation with an independent valuation firm retained by the Company. You acknowledge that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board, and you will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service (or any foreign taxation authority) asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the Internal Revenue Service.

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16. PERSONAL DATA. You understand that your employer, if applicable, the Company, and/or its Affiliates hold certain personal information about you, including but not limited to your name, home address, telephone number, date of birth, social security or equivalent tax identification number, salary, nationality, job title, and details of your option (the “Personal Data”). Certain Personal Data may also constitute “Sensitive Personal Data” or similar classification under applicable local law and be subject to additional restrictions on collection, processing and use of the same under such laws. Such data include but are not limited to Personal Data and any changes thereto, and other appropriate personal and financial data about you. You hereby provide express consent to the Company or its Affiliates to collect, hold, and process any such Personal Data and Sensitive Personal Data. You also hereby provide express consent to the Company and/or its Affiliates to transfer any such Personal Data and Sensitive Personal Data outside the country in which you are employed or retained, including transfers to the United States. The legal persons for whom such Personal Data are intended are the Company and any broker company providing services to the Company in connection with the administration of the Plan. You have been informed of your right to access and correct your Personal Data and/or Sensitive Personal Data by applying to the Company representative identified on the Grant Notice.

17. ADDITIONAL ACKNOWLEDGEMENTS. You hereby consent and acknowledge that:

(a) Participation in the Plan is voluntary and therefore you must accept the terms and conditions of the Plan and this option as a condition to participating in the Plan and receipt of this option.

(b) The Plan is discretionary in nature and the Company can amend, cancel, or terminate it at any time.

(c) This option and any other awards under the Plan are voluntary and occasional and do not create any contractual or other right to receive future awards or other benefits in lieu of future awards, even if similar awards have been granted repeatedly in the past.

(d) All determinations with respect to any such future awards, including, but not limited to, the time or times when such awards are made, the size of such awards and performance and other conditions applied to the awards, will be at the sole discretion of the Company.

(e) The value of this option is an extraordinary item of compensation, which is outside the scope of your employment, service contract or consulting agreement, if any. This Award shall not form part of any past, current or future entitlement to remuneration or benefits which you may have under any contract of employment with the Company nor form any part of any such contract of employment between you and the Company.

(f) This option, and any income derived therefrom are a potential bonus payment not paid in lieu of any cash salary compensation and not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, life or accident insurance benefits, pension or retirement benefits or similar payments.

(g) The future value of your option is unknown and cannot be predicted with certainty. You do not have, and will not assert, any claim or entitlement to compensation, indemnity or damages arising from the termination of this option or diminution in value of this option and you irrevocably release the Company, its Affiliates and, if applicable, your employer, if different from the Company, from any such claim that may arise.

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(h) For purposes of the option, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or an Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in the Agreement or determined by the Company, (i) your right to vest in the option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., your period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); and (ii) the period (if any) during which you may exercise the option after such termination of your Continuous Service will commence on the date you cease to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any; the Board or its duly authorized designee shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your option grant (including whether you may still be considered to be providing services while on a leave of absence).

(i) Neither the Company, the Employer nor any Affiliate of the Company shall be liable for any foreign exchange rate fluctuation that may affect the value of the option or of any amounts due to you pursuant to the exercise of the option or the subsequent sale of any shares of Common Stock acquired upon exercise.

(j) The Plan and this Option Agreement set forth the entire understanding between you, the Company and any Affiliate regarding the option and supersedes all prior oral and written agreements pertaining to this option.

18. NOTICES. Any notices provided for in your option or the Plan will be given in writing (including electronically) and will be deemed effectively given when personally delivered, when sent by fax or electronic mail (transmission confirmed), when actually delivered if sent express overnight courier service or five (5) days after deposit in first class mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of this Option Agreement and those of the Plan, the provisions of the Plan will control.

20. VOTING RIGHTS. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this option until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a shareholder of the Company. Nothing contained in this option, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

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21. SEVERABILITY. If all or any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

22. WAIVER. You acknowledge that a waiver by the Company of breach of any provision of the Option Agreement shall not operate or be construed as a waiver of any other provision of the Option Agreement, or of any subsequent breach of the Option Agreement.

23. LANGUAGE. If you have received this Option Agreement, or any other document related to the option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

24. IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, on the option and on any shares of Common Stock purchased upon exercise of the option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

25. VOTING AGREEMENT AND CO-SALE AGREEMENT. By exercising your option, you agree to be bound by the provisions of, and execute a counterpart signature to, the (i) Fifth Amended and Restated Voting Agreement, dated as of May 29, 2018, as such agreement may be amended from time to time (the “Voting Agreement”) and (ii) Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of May 29, 2018, as such agreement may be amended from time to time (the “Co-Sale Agreement”), and to be deemed a “Stockholder” or “Key Holder”, as applicable, under the Voting Agreement and Co-Sale Agreement for purposes thereof. Copies of the Voting Agreement and Co-Sale Agreement are available for your inspection upon request.

*         *         *

This Option Agreement will be deemed to be signed by you upon the signing by you of the Stock Option Grant Notice to which it is attached.

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ATTACHMENT II

2010 EQUITY INCENTIVE PLAN

[Reference is made to the 2010 Equity Incentive Plan filed separately]

ATTACHMENT III

NOTICE OF EXERCISE

NOTICE OF EXERCISE

Ambiq Micro, Inc.

6500 River Place Boulevard

Building 7, Suite 200

Austin, Texas 78730

Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Nonstatutory

Stock option dated:

Number of shares as to which option is exercised:

Certificates to be issued in name of:

Total exercise price:	US$

Cash payment delivered herewith:	US$

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2010 Equity Incentive Plan, and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

I further agree that, as a condition to this exercise, I will execute counterpart signature pages to the Fifth Amended and Restated Voting Agreement, dated as of May 29, 2018, as such agreement may be amended from time to time (the “Voting Agreement”) and (ii) Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of May 29, 2018, as such agreement may be amended from time to time (the “Co-Sale Agreement”), which places certain restrictions on the sale and transfer of the shares underlying my option. I further agree to be bound by the terms of the Voting Agreement and Co-Sale Agreement, at which time I shall be deemed a “Stockholder” or “Key Holder” thereunder for the purposes thereof.

I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge that I will not be able to resell the Shares for at least ninety days (90) after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Articles of Incorporation, Bylaws and/or applicable securities laws.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with FINRA Rule 2711 or NYSE Member Rule 472 and similar rules and regulations (the “Lock-Up Period”). I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,

Address/Country:

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